EXHIBIT 10.1
                                                                    ------------

                          MUTUAL TERMINATION AGREEMENT
                          ----------------------------

         MUTUAL TERMINATION AGREEMENT (the "Agreement"), dated as of February 22, 2005, by and between ZAP, a California corporation, (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer").

         WHEREAS, the Buyer and the Company mutually desire to terminate the Common Stock Purchase Agreement dated as of July 22, 2004, by and between the Company and the Buyer (the "Purchase Agreement"). All capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings set forth in the Purchase Agreement;


         NOW THEREFORE, the Company and the Buyer hereby agree as follows:


         1. RESCISSION OF THE INITIAL PURCHASE; TERMINATION OF THE PURCHASE AGREEMENT.

         The Company and the Buyer hereby rescind the purchase and sale of the Initial Purchase Shares. Specifically, immediately upon the execution of this Agreement, by both the Company and the Buyer, the Parties shall do the following: (A) Buyer shall deliver the $200,000 Initial Purchase Shares ("IPS") to its counsel Jenner & Block LLP to hold in trust; (B) the Company shall wire transfer $500,000.00 to Buyer upon receipt of notification that Buyer has delivered and Jenner & Block LLP has received the IPS pursuant to subparagraph A above; and (C) Jenner & Block LLP shall forward the IPS to the Transfer Agent for cancellation. Furthermore, the Purchase Agreement, and the other Transaction Documents between the Buyer and the Company related to the Purchase Agreement (other than this Agreement, the Warrants and that certain Registration Rights Agreement between the Company and Buyer dated July 22, 2004, the "Registration Rights Agreement") are hereby terminated effective as of the date hereof and any and all rights, duties and obligations arising thereunder or in connection with the Purchase Agreement, and the Transaction Documents (other then the Warrants, the Registration Rights Agreement and this Agreement) are now and hereafter fully and finally terminated, provided, however, that (i) the representations and warranties of the Buyer and Company contained in Sections 2 and 3 of the Purchase Agreement, (ii) the indemnification provisions set forth in Section 8 of the Purchase Agreement, (iii) the agreements and covenants set forth in
Section 4(h) and Section 11 of the Purchase Agreement, (iv) the Warrants, and
(v) the Registration Rights Agreement, shall survive such termination and shall continue in full force and effect except as expressly amended hereby, (collectively, the "Surviving Obligations").

         2.       MUTUAL GENERAL RELEASE.

         The Company and the Buyer hereby release and forever discharge each party hereto and its predecessors, successors and assigns, employees, shareholders, partners, managing members, officers, directors, agents, subsidiaries, divisions and affiliates from any and all claims, causes of actions, suits, demands, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments whatsoever in law or in equity, whether known or unknown, including, but not limited to, any claim arising out of or relating to the transactions described in the Purchase Agreement and Transaction Documents which any party hereto had, now has or which its heirs, executors, administrators, successors or assigns, or any of them, hereafter can, shall or may have, against any party hereto or such parties predecessors, successors and assigns, employees, shareholders, partners, managing members, officers, directors, agents, subsidiaries, divisions and affiliates, for or by reason of any cause, matter or thing whatsoever, whether arising prior to, on or after the date hereof. Provided, however, that (i) this Agreement and (ii) the Surviving Obligations including, but not limited to, the Registration Rights Agreement, shall continue in full force and effect as the legal, valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms, and no claims arising under or in connection with this Agreement or the Surviving Obligations, on or after the date of this Agreement, are hereby released.


         3.       WARRANT EXERCISES; AMENDMENT OF WARRANTS.

         The Buyer and the Company agree that none of the Warrants were exercised prior to the date hereof. The Company shall immediately return to the Buyer the original of the following Warrants previously delivered by the Buyer to the Company: Warrant No. 00300, Warrant No. 00034 and Warrant No. 00301.
Section 2 of each of the five Warrants is hereby amended and restated in its entirety as follows:

         SECTION 2.    EXERCISE OF WARRANT.

                  2.1 MANNER OF EXERCISE. The Holder may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any Trading Day by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a Warrant Exercise Form in substantially the form annexed hereto duly executed by the Buyer and by payment of the Warrant Exercise Price for the number of shares of Warrant Shares for which this Warrant is then exercisable, either (i) in immediately available funds, (ii) by delivery of an instrument evidencing indebtedness owing by the Company to the Holder in the appropriate amount, (iii) at any time on or after September 1, 2005 by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of this Warrant in accordance with Section 2.4 hereof or (iv) in a combination of (i), (ii) or (iii) above, provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder to exceed 9.9% of the outstanding shares of the Common Stock following such exercise.

         For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon
         (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

                  2.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Shares shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the Holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

                  2.3 DELIVERY OF STOCK CERTIFICATES. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 days after such exercise, the Company at its expense will issue Warrant Shares via credit to the Buyer's account with DTC for the number of Warrant Shares to which such Buyer is entitled upon such Buyer's submission of the applicable Warrant Exercise Form or, if the Transfer Agent is not participating in The DTC Fast Automated Securities Transfer Program and DWAC system, issue and surrender to the address as specified in the Warrant Exercise Form, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer shall be entitled to upon such exercise.

                  2.4 CASHLESS EXERCISE. In the event that the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective by the SEC on or before September 1, 2005, or in the event that the Registration Statement is declared effective by the SEC on or before September 1, 2005, and at any time after the Registration Statement is declared effective, the Registration Statement ceases to remain continuously effective and available for use by the Buyer as to any of the Warrant Shares, the Signing Shares or the Commitment Shares, then at any time the Holder may, by providing notice thereof to the Company along with the Warrant Exercise Form, elect to exercise the Warrant for a number of Warrant Shares determined in accordance with the following formula:

                  X = Y(A-B)
                      ------
                         A

                  Where:
                  X = The number of Warrant Shares to be issued to the Holder.
                  Y = The number of Warrant Shares purchasable under this
                      Warrant (at the date of such exercise).
                  A = The fair market value of one share of Common Stock (or other security for which the Warrant is then exercisable at the date of such exercise).
                  B = Exercise Price (as adjusted to the date of such exercise).

         For purposes of this Section 2.4, the "fair market value" per share shall be the closing sale price of the Common Stock for the one Trading Day immediately prior to the notice of exercise of the Warrant.


         4. WAIVER OF LIQUIDATED DAMAGES; AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT.

         The Buyer hereby waives its rights to collect any liquidated damages through the date hereof for the Company's failure to file the Registration Statement. The Company shall not accrue any additional liquidated damages for its failure to file the Registration Statement. Section 2 (a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                  a. Mandatory Registration. The Company shall use its best efforts to file with the SEC the Registration Statement as soon as practicable. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its best efforts to have the Registration Statement or amendment declared effective by the SEC at the earliest possible date. The Company shall use best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Investor shall have sold all the Registrable Securities (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading The Company shall not file another registration statement registering securities of the Company until a Registration Statement registering the Warrant Shares, the Signing Shares and the Commitment Shares has been filed with the SEC.

         5.       MISCELLANEOUS.

         (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  ZAP
                  501 Fourth Street
                  Santa Rosa, California 95401
                  Telephone:        707-525-8658
                  Facsimile:        707-525-8692
                  Attention:        President

                  If to the Buyer:
                  Fusion Capital Fund II, LLC
                  222 Merchandise Mart Plaza, Suite 9-112
                  Chicago, IL 60654
                  Telephone:        312-644-6644
                  Facsimile:        312-644-6244
                  Attention:        Steven G. Martin


or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         (f) Publicity; Non-Disclosure. The Company agrees to issue the press release set forth on Exhibit A hereto by no later than 9:00 am Eastern Time, February 24, 2005. The Company also agrees to file with the SEC the Report on Form 8-K set forth on Exhibit B hereto by no later than 5:00 pm Eastern Time, February 23, 2005. Both the Buyer and the Company hereby unconditionally agree that without the prior written consent of the other party, neither party shall issue any other press release or make any other public disclosure of any kind whatsoever with respect to (i) the other party, its employees, its managers, or any of its affiliates, (ii) the Purchase Agreement or the transactions contemplated under the Purchase Agreement, (iii) this Agreement, and (iv) the termination of the Purchase Agreement. In addition, the both the Buyer and the Company unconditionally agree that without the prior written consent of the other party, neither party shall make any other written or verbal communication of any kind whatsoever with respect to (i) the other party, its employees, its managers, or any of its affiliates, (ii) the Purchase Agreement or the transactions contemplated under the Purchase Agreement, (iii) this Agreement, and (iv) the termination of the Purchase Agreement.

         (g) Rule 144. With a view to making available to the Buyer the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyer to sell any of its shares of Common Stock to the public without registration ("Rule 144"), the Company agrees to fully cooperate in the prompt removal of restrictive legend from any Common Stock share certificates delivered to the Company by the Buyer together with an opinion of Buyer's counsel in customary form that registration is not required under the Securities Act of 1933 or similar state laws in compliance with Rule 144.

         (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.

         (i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

         (k) No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (l) Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         (m) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (n) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Company and the Buyer acknowledge and agree that they have not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.


                                     * * * *

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Mutual Termination Agreement to be duly executed as of the date first written above.



                                    THE COMPANY:
                                    ------------

                                    ZAP, A CALIFORNIA CORPORATION


                                    By: /s/ Steven Schneider
                                        ---------------------------
                                    Name:   Steven Schneider
                                    Title:  Chief Executive Officer



                                    BUYER:
                                    ------

                                    FUSION CAPITAL FUND II, LLC
                                    BY: FUSION CAPITAL PARTNERS, LLC
                                    BY: SGM HOLDINGS CORP.


                                    By: /s/ Steven G. Martin
                                        ---------------------------
                                    Name:   Steven G. Martin
                                    Title:  President